Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert B. Grieve, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Heska Corporation on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Heska Corporation.

By:	/s/ Robert B. Grieve
Name:	ROBERT B. GRIEVE
Title:	Chairman of the Board and Chief
Executive Officer

I, Jason A. Napolitano, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Heska Corporation on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Heska Corporation.

By:	/s/ Jason A. Napolitano
Name:	JASON A. NAPOLITANO
Title:	Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Heska Corporation and will be retained by Heska Corporation and furnished to the Securities and Exchange Commission or its staff upon request.